UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) June 2, 2011
TUPPERWARE BRANDS CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	1-11657	36-4062333
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14901 South Orange Blossom Trail Orlando, Florida	32837
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code 407-826-5050

____________________________________
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01    Entry into a Material Definitive Agreement.
Notes Offering
On June 2, 2011, Tupperware Brands Corporation (the “Company”) completed the sale of $400 million in aggregate principal amount of the Company's 4.750% Senior Notes due 2021 (the “Notes”) at an issue price of 98.989%, pursuant to a purchase agreement, dated as of May 25, 2011, among the Company, the Company's wholly owned subsidiary, Dart Industries Inc. (the “Guarantor”), and J.P. Morgan Securities LLC, HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC, as representatives of a group of initial purchasers (the “Initial Purchasers”). The Notes were sold to the Initial Purchasers to be resold to qualified institutional buyers in transactions pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and to purchasers outside the United States in reliance on Regulation S under the Securities Act.
The Notes will mature on June 1, 2021, and interest on the Notes will be payable semi-annually on June 1 and December 1 of each year, beginning on December 1, 2011. The Notes are guaranteed by the Guarantor on a senior secured basis, as described below. The guarantee and the lien securing the guarantee may be released under certain circumstances specified in the Indenture (as defined below).
Prior to March 1, 2021, the Company may redeem the Notes, at its option, at a redemption price equal to 100% of the principal amount of the Notes to be redeemed plus a make-whole premium, and accrued interest to the redemption date. On or after March 1, 2021, the redemption price will equal 100% of the principal amount of the Notes to be redeemed.
The Notes were issued under an Indenture, dated as of June 2, 2011 (the “Indenture”), among the Company, the Guarantor and Wells Fargo Bank, N.A. (the “Trustee”). The Indenture includes covenants which, subject to certain exceptions, limit the ability of the Company and its subsidiaries to, among other things, (i) incur indebtedness secured by liens on real property, (ii) enter into sale and leaseback transactions, (iii) consolidate or merge with another entity, or sell or transfer all or substantially all of their properties and assets, and (iv) sell the capital stock of the Guarantor. In addition, upon a change of control, as defined in the Indenture, the Company may be required to make an offer to repurchase the Notes at 101% of their principal amount, plus accrued and unpaid interest. The Indenture also contains customary events of default.
A copy of the Indenture is attached hereto as Exhibit 4.1 and incorporated herein by reference. The foregoing description of the Indenture is qualified in its entirety by reference to such exhibit.
Registration Rights Agreement
In connection with the sale of the Notes, on June 2, 2011, the Company and the Guarantor entered into a registration rights agreement with the Initial Purchasers (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company and the Guarantor have agreed to file with the Securities and Exchange Commission by November 29, 2011 a registration statement to exchange the Notes for registered notes substantially identical to the Notes (except that the registered notes will not be subject to additional interest provisions or restrictions on ownership or transfer), and to use commercially reasonable efforts to cause such registration statement to be declared effective by December 29, 2011 and to consummate the exchange offer by February 27, 2012. In certain circumstances specified in the Registration Rights Agreement, the Company and the Guarantor may be required to file a shelf registration statement to register the resale of the Notes by the Initial Purchasers.
If the Company and the Guarantor fail to comply with their obligations under the Registration Rights Agreement, the Company may be required to pay additional interest, as calculated in the Registration Rights Agreement, with respect to the Notes.
A copy of the Registration Rights Agreement is attached hereto as Exhibit 4.2 and incorporated herein by reference. The foregoing description of the Registration Rights Agreement is qualified in its entirety by reference to such exhibit.

Credit Agreement
On June 2, 2011, the Company and its wholly owned subsidiary Tupperware International Holdings B.V. (the “Subsidiary Borrower”), entered into a multicurrency Credit Agreement (the “Credit Agreement”) with JPMorgan Chase Bank, N.A. as administrative agent (the “Administrative Agent”), swingline lender and issuing bank, KeyBank National Association, as syndication agent, BNP Paribas, Crédit Agricole Corporate and Investment Bank and Mizuho Corporate Bank, Ltd., as co-documentation agents, and the lenders party thereto. The Credit Agreement makes available to the Company and the Subsidiary Borrower a new five-year credit facility in an aggregate amount of $450 million (the “Facility Amount”). The Credit Agreement provides (i) a revolving credit facility, available up to the full amount of the Facility Amount, (ii) a letter of credit facility, available up to $50 million of the Facility Amount, and (iii) a swingline facility, available up to $50 million of the Facility Amount. Each of such facilities is fully available to the Company and is available to the Subsidiary Borrower up to an aggregate amount not to exceed $225 million. The Company is permitted to increase, on up to three occasions, the Facility Amount by a total of up to $200 million (for a maximum aggregate Facility Amount of $650 million), subject to certain conditions.
Loans made under the revolving credit facility will comprise either (i) “Eurocurrency Borrowings”, bearing interest determined in reference to the London interbank offered rate for the applicable currency and interest period, plus a margin or (ii) “ABR Borrowings”, bearing interest at the sum of (A) the greatest of (x) the rate of interest publicly announced from time to time by JPMorgan Chase Bank, N.A. as its prime rate, (y) the Federal funds rate plus 0.5% and (z) one month LIBOR , plus 1% , and (B) a margin. The applicable margin in each case will be determined by reference to a pricing schedule and will be based upon the ratio (the “Consolidated Leverage Ratio”) at any time of the consolidated funded indebtedness of the Company and its subsidiaries to the consolidated EBITDA (as defined in the Credit Agreement and further described below) of the Company and its subsidiaries for the four (4) fiscal quarters then most recently ended. The applicable margin for ABR Borrowings ranges from 0.25% to 1.25%. The applicable margin for Eurocurrency Borrowings ranges from 1.25% to 2.25%. Loans made under the swingline facility will bear interest, if denominated in U.S. Dollars, at the same rate as an ABR Borrowing and, if denominated in another currency, at a rate to be agreed between the Company and the swingline lender prior to the extension of such loan.
The Credit Agreement contains covenants that, among other things, generally restrict the Company's ability to incur subsidiary indebtedness, create liens on and sell assets, engage in liquidation or dissolutions, engage in mergers or consolidations, or change lines of business. These covenants are subject to significant exceptions and qualifications.
The Credit Agreement has an initial maximum Consolidated Leverage Ratio of 3.25 to 1.0 and a minimum interest coverage ratio of 3.0 to 1.0 (defined as consolidated EBITDA divided by consolidated total interest expense). For purposes of the Credit Agreement, consolidated EBITDA represents earnings before interest, income taxes, depreciation and amortization, as adjusted to exclude unusual, non-recurring gains as well as non-cash charges and certain other items.
The Credit Agreement contains certain customary events of default.
The Guarantor has agreed to unconditionally guaranty all obligations and liabilities of the Company and the Subsidiary Borrower under the Credit Agreement.
Some of the lenders in the Credit Agreement and/or their affiliates have other business relationships with the Company involving the provision of financial and bank-related services, including cash management, foreign exchange contracts, interest rate swaps and letters of credit, and have participated in the Company's prior credit agreements and sales of debt.
A copy of the Credit Agreement is attached hereto as Exhibit 10.1 and incorporated herein by reference. The foregoing description of the Credit Agreement is qualified in its entirety by reference to such exhibit.
Collateral Arrangement
As security for its obligations under the guarantee of the Company's obligations under the Notes and the guarantee of the Company's and Subsidiary Borrower's obligations under the of the Credit Agreement, the Guarantor has granted to JPMorgan Chase Bank, N.A., as collateral agent (the “Collateral Agent”), for the benefit of the lenders under the Credit Agreement, the holders of the Notes and potential future senior creditors a security interest in certain “Tupperware” trademarks and service marks owned by the Guarantor (the “Collateral”). The Company has also entered into an Intercreditor and Collateral Agency Agreement with the Administrative Agent, the Collateral Agent, the Trustee and the Guarantor which provides for the priorities and other relative rights among the holders of the Notes, the holders of the obligations under the Credit Agreement, and the holders of any other future outstanding senior debt that has a pari passu lien on the Collateral.

Item 1.02    Termination of a Material Definitive Agreement.
In connection with the closing of the Credit Agreement, the Company terminated the Credit Agreement dated September 28, 2007 (the “Old Credit Facility”), among Tupperware Brands Corporation, the lenders party thereto, JPMorgan Chase Bank, N.A., as administrative agent, swingline lender and issuing bank, KeyBank National Association, as syndication agent and joint lead arranger, Calyon New York Branch, as co-documentation agent, Wachovia Bank, National Association, as co-documentation agent, and J.P. Morgan Securities Inc., as sole bookrunner and joint lead arranger. The Old Credit Facility provided for a total secured commitment of $800 million, consisting of $200 million revolving credit facility and $600 million in term loans, and matured on September 28, 2012. The Old Credit Facility was replaced by the Credit Agreement described in Item 1.01 above.
Item 2.03    Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.
The information included or incorporated by reference in Item 1.01 of this report is incorporated by reference into this Item 2.03.
Item 9.01    Financial Statements and Exhibits.
(d)    Exhibits

Item No.	Exhibit
4.1	Indenture, dated June 2, 2011, among Tupperware Brands Corporation, Dart Industries Inc. and Wells Fargo Bank, National Association, as Trustee
4.2	Registration Rights Agreement, dated June 2, 2011, among Tupperware Brands Corporation, Dart Industries Inc. and J.P. Morgan Securities LLC, HSBC Securities (USA) Inc. and Wells Fargo Securities, LLC
10.1
Credit Agreement, dated as of June 2, 2011, among Tupperware Brands Corporation, Tupperware International Holdings B.V., the lenders party thereto, JPMorgan Chase Bank, N.A., KeyBank National Association and BNP Paribas, Crédit Agricole Corporate and Investment Bank and Mizuho Corporate Bank, Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUPPERWARE BRANDS CORPORATION

Date: June 7, 2011	By:	/s/ Thomas M. Roehlk
Thomas M. Roehlk
Executive Vice President and Chief Legal Officer and Secretary